Exhibit 10.93

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (this “Amendment”) is made and entered into as of March 12, 2024, by and BRICKBOTTOM I QOZB LP, a Delaware limited partnership transacting business in Massachusetts as BRICKBOTTOM I QOZB LIMITED PARTNERSHIP (“Landlord”), and ULTRAGENYX PHARMACEUTICAL INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to a Lease dated August 18, 2022 (the “Lease”), whereby Tenant leases from Landlord certain premises (the “Premises”) in the building located at 100 Chestnut Street, Somerville, Massachusetts (the “Building”), as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the performance of certain additional improvements by Landlord and the temporary increase in the number of parking spaces provided to Tenant, subject to and upon the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and for other consideration the mutual receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is hereby amended as follows:

1.
Unless otherwise defined herein, all capitalized terms shall have the same meaning as they have been assigned in the Lease.
2.
Landlord shall, not later than April 30, 2024, and at Landlord’s sole cost and expense, install a Building-standard WiFi/LTE booster or extender at the Building.
3.
The third paragraph of Section 3.3(c) of the Lease is hereby amended by inserting the following as the third sentence thereof:

Notwithstanding anything herein to the contrary, the hard costs of Tenant’s Work shall not include the first Ninety Thousand and 00/100 Dollars ($90,000.00) of the costs of Tenant’s Work in excess of the Maximum Turnkey Amount.

4.
The second sentence of the second paragraph of Section 3.6 of the Lease is hereby deleted and in its place the following shall be inserted:

If the Total TI Costs exceed the Maximum Turnkey Amount, Landlord shall pay the first Ninety-Thousand and 00/100 Dollars ($90,000.00) of such excess and then (i) to the extent that the increase in Total TI Costs is attributable to a change in the scope of Tenant’s Work from that shown on or contemplated by the Schematic Plans or Work Matrix and/or to additional design elements, or a change to design elements, of Tenant’s Work beyond those shown on or contemplated by the Schematic Plans or Work Matrix, then such increase in the Total TI Costs (i.e., the difference per square foot of Premises Rentable Area between the Total TI Costs per square foot of Premises Rentable Area and $324.50 per square foot of Premises Rentable Area) shall be Excess Costs (but shall not constitute a Tenant Delay) and shall be paid by first applying any unused amount, following the final determination of the costs of Tenant’s Work, of the Contingencies and then paid by Tenant; and (ii) to the extent that the increase in costs is not attributable to a change in the scope of Tenant’s Work from that shown on or contemplated by the Schematic Plans or Work Matrix and/or to additional design elements, or a change to design elements, of Tenant’s Work beyond those shown on or contemplated by the Schematic Plans or Work Matrix, then such increase in the Total TI Costs (i.e., the difference per square foot of Premises Rentable Area between the Total TI Costs per square foot of Premises Rentable Area and $324.50 per square foot of Premises Rentable Area) shall be paid by Landlord.

5.
Tenant shall be entitled to a credit in the amount of Forty-Two Thousand and 00/100 Dollars ($42,000.00), which credit shall be applied in equal monthly installments between April 1, 2024, and December 31, 2024, in the amount of Four Thousand Six Hundred Sixty-Six and 67/100 Dollars ($4,666.67) per month. At Tenant’s election, such credit shall be applied to charges incurred by Tenant at the café located in the Building.
6.
This Amendment may be executed in multiple counterparts, including by electronic signature or DocuSign, each of which shall constitute an original instrument but all of which shall constitute one and the same agreement.
7.
As amended hereby, the Lease is hereby ratified and confirmed.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereunto have executed this Amendment as of the date first written above.

LANDLORD: BRICKBOTTOM I QOZB LP

By: NRL Manager LLC Its general partner

By: North River Company, LLC Its Manager

By: /s/ Christopher S. Flagg

Name: Christopher S. Flagg Title: Manager

13-March-2024

TENANT:

Ultragenyx Pharmaceutical Inc.

By: /s/ Emil Kakkis

Name: Emil Kakkis

Title: CEO

12-March-2024